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Exhibit 4.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-8 to be filed on September 8, 2006 (the "Registration Statement"), pertaining to Yamana Gold Inc.'s offer to purchase all of the issued and outstanding common shares of Viceroy Exploration Ltd. and to the incorporation by reference in the Registration Statement of our auditors' report dated February 21, 2006 relating to the consolidated balance sheets of Desert Sun Mining Corp. as at December 31, 2005 and 2004, and the consolidated statements of shareholders' equity, operations and deficit and cash flows for the twelve-month period ended December 31, 2005, the sixteen-month period ended December 31, 2004 and the twelve-month period ended August 31, 2003.

/s/ MCGOVERN, HURLEY, CUNNINGHAM, LLP Chartered Accountants

Toronto, Canada September 8, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM